Exhibit 99.2

TECFUSIONS INC. | CONFIDENTIAL 1 INFRASTRUCTURE AND POWER FOR THE AI ERA PIPE Investor Presentation Proposed Business Combination with Apex Treasury Corp (Nasdaq: APXT) July 2026 Technology. Environment. Community.

TECFUSIONS INC. | CONFIDENTIAL 2 Important Disclaimer Disclaimers This presentation and any accompanying oral commentary are provided for informational purposes only and have been prepared to assist interested parties in making their own evaluation with respect to a proposed business combination among TECfusions, Inc. ("TECfusions"), Apex Treasury Corporation ("Apex Treasury") and related transactions (the "proposed transaction") and for no other purpose. The information in this presentation is highly confidential. The distribution of this presentation by an authorized recipient to any other person is unauthorized. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited. The recipient of this presentation shall keep this presentation and its contents confidential and shall be required to return or destroy all copies of this presentation or portions thereof in its possession following request for the return or destroy all copies of this presentation or portions thereof in its possession promptly following request for the return or destruction of such copies. By accepting delivery of this presentation, the recipient is deemed to agree to the foregoing confidentiality requirements. The information contained herein does not purport to be all inclusive and none of TECfusions, Apex Treasury nor any of their respective affiliates, directors, officers, employees or advisers or any other person has independently verified the information in this presentation and no representation or warranty, express or implied, is or will be given any such person as to the accuracy or completeness of information in this presentation. You are also being advised that United States securities laws restrict persons with material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information. To the fullest extent permitted by law, in no circumstances will TECfusions, Apex Treasury or any of their respective subsidiaries, interest holders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Recipients of this presentation are not to construe its contents as investment, legal or tax advice. Recipients should each make their own evaluation of TECfusions, Apex Treasury and the proposed transaction and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward-Looking Statements This presentation includes, and any accompanying oral commentary may include, "forward-looking statements" for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target," "continue," "could," "may," "might," "possible," "potential," "predict" or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include: projections of market opportunity and market share; estimates of customer penetration rates and usage patterns; projections regarding TECfusions' ability to commercialize new products and technologies; projections of development and commercialization costs and timelines; expectations regarding TECfusions' ability to execute its business model; expectations regarding TECfusions' ability to attract, retain, and expand its customer base; TECfusions' expectations concerning relationships with strategic partners, suppliers, governments, state-funded entities, regulatory bodies and other third parties; TECfusions' ability to maintain, protect, and enhance its intellectual property; future partnerships, ventures or investments in companies, products, services, or technologies; the successful consummation and potential benefits of the proposed transaction, including the anticipated PIPE financing; and the potential for TECfusions to increase in value. These forward-looking statements are provided for illustrative purposes only and must not be relied on as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These statements are subject to known and unknown risks, uncertainties and assumptions that may cause the actual results, levels of activity, performance or achievements of the combined company following the proposed transaction (the "Combined Company") to be materially different from any future results expressed or implied by such statements. Such risks and uncertainties include: that TECfusions is pursuing an emerging technology and may not achieve commercialization or market acceptance; TECfusions' historical net losses and limited operating history; expectations regarding future financial performance, capital requirements and unit economics; TECfusions' competitive landscape; dependence on key management; the potential need for additional future financing; TECfusions' ability to manage growth; reliance on strategic partners and third parties; risks associated with privacy, data protection or cybersecurity incidents; the use, rate of adoption, and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws, regulations, taxes, trade conditions and the macroeconomic environment; the Combined Company's ability to maintain internal control over financial reporting; the possibility that required regulatory approvals for the proposed transaction are delayed or not obtained; the risk that Apex Treasury shareholders could elect to have their shares redeemed; the outcome of any legal proceedings or government investigations; failure to realize the anticipated benefits of the proposed transaction; and other factors described in Apex Treasury's filings with the U.S. Securities and Exchange Commission ("SEC"). If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither TECFusions nor Apex Treasury presently know or that TECFusions or Apex Treasury currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TECFusions' and Apex Treasury's expectations, plans or forecasts of future events and views as of the date of this presentation. Neither TECFusions nor Apex Treasury undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of TECFusions, Apex Treasury or the Combined Company, following the implementation of the proposed transaction or otherwise. Accordingly, undue reliance should not be placed on these statements. In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this presentation, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. An investment in Apex Treasury is not an investment in any of our founders' or sponsors past investments, companies or affiliated funds. The historical results of those investments are not indicative of future performance of Apex Treasury, which may differ materially from the performance of our founders' or sponsors past investments.

TECFUSIONS INC. | CONFIDENTIAL 3 Important Disclaimer Financial and Other Information The financial information contained in this presentation has been taken from or prepared based on unaudited historical financial statements of TECfusions and its constituent businesses. The audit of these financial statements of TECfusions is in process. Accordingly, such financial information and data may not be included in, may be adjusted in or may be presented differently in any proxy statement/prospectus to be filed with the SEC by Apex Treasury or TECfusions in connection with the proposed transaction. This presentation contains certain preliminary financial results and key operating metrics for the period ended December 31, 2025. This information is preliminary and subject to change. As such, TECfusions's results may differ from the preliminary results presented herein and will not be finalized until TECfusions' audit for the period ended December 31, 2025, is completed. This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as EBITDA. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income or any other measures derived in accordance with GAAP. TECfusions believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about TECfusions. TECfusions' management uses forward-looking non-GAAP measures to evaluate TECfusions' projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including [that they exclude significant expenses that are required by GAAP to be recorded in TECfusions' financial measures]. In addition, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore, TECfusions' non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Investors and security holders of Apex Treasury are used to read the Registration Statement and the proxy statement/prospectus which forms a part thereof and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Use of Projections The financial projections, estimates and targets in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond TECfusions or Apex Treasury's control. While all financial projections, estimates and targets are necessarily speculative, TECfusions and Apex Treasury believe that the presentation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets to be a reliable prediction of future events. Neither TECfusions nor Apex Treasury's independent auditors have reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and, accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. Additional Information About the Proposed Transaction and Where to Find It The proposed transaction will be submitted to shareholders of Apex Treasury for their consideration. Apex Treasury and TECfusions intend to file a registration statement on Form S-4 (the "Registration Statement") with the SEC, which will include preliminary and definitive proxy statements to be distributed to Apex Treasury's shareholders in connection with Apex Treasury's solicitation for proxies for the vote by Apex Treasury's shareholders in connection with the proposed transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to TECfusions' shareholders in connection with the completion of the proposed transaction. After the Registration Statement has been filed and declared effective, a definitive proxy statement and other relevant documents will be mailed to Apex Treasury as of the record date established for voting on the proposed transaction. Before making any voting or investment decision, Apex Treasury shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the Registration Statement, definitive proxy statement/prospectus, as well as other documents filed with the SEC by Apex Treasury in connection with the proposed transaction because these documents will contain important information about Apex Treasury, TECFusions and the proposed transaction. Shareholders may obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed by Apex Treasury with the SEC, without charge, at the SEC's website located at www.sec.gov or by directing a written request to Apex Treasury. Participants in the Solicitation Apex Treasury, TECfusions and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Apex Treasury's shareholders in connection with the proposed transaction. Information regarding the persons who may be deemed participants will be set forth in the proxy statement/prospectus when filed by Apex Treasury with the SEC. You can find more information about Apex Treasury's directors and executive officers in the Registration Statement and the proxy statement/prospectus which forms a part thereof, once available. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the Registration Statement and the proxy statement/prospectus which forms a part thereof when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

TECFUSIONS INC. | CONFIDENTIAL 4 Important Disclaimer Private Placement; No Offer or Solicitation The securities to which this presentation relates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. This presentation relates to securities that TECfusions intends to offer in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. This presentation and any statements made in connection with this presentation are for informational purposes only and do not constitute an offer to sell or the solicitation of an offer to buy, or a recommendation to purchase, any securities, or a solicitation of any vote, consent or approval, nor shall there be any sale of securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale may be unlawful under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. No Incorporation by Reference The information contained in the third-party citations and websites referenced in this communication is not incorporated by reference into this communication. Trademarks This presentation contains trademarks, service marks, trade names and copyrights of TECfusions, Apex Treasury, and other companies, each of which are the property of their respective owners. All third-party brand names and logos appearing in this presentation are trademarks or registered trademarks of their respective holders. Any such appearance does not necessarily imply any relationship with or endorsement of or by Apex Treasury, TECfusions or the proposed transaction. Risk Factors For a description of certain risks relating to TECfusions, including its business and operations, and to the proposed transaction, we refer you to "Risk Factors" at the end of this presentation. Use of Data Information in this presentation is based on data and analyses from various sources as of July 2026, unless otherwise indicated. References in this presentation to "$" are to the lawful currency of the United States. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. These estimates and other statistical data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates and other statistical data. We have not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and, accordingly, we cannot guarantee their accuracy or completeness. In addition, expectations, assumptions, estimates and projections of the future performance of relevant markets in which TECfusions operates are necessarily subject to a high degree of uncertainty and risk. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished with the SEC by TECfusions, Apex Treasury or the Combined Company in connection with the proposed transaction. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including Net Income from Operations. Net Income from Operations is defined as net income (loss) plus interest expense, net, provision for income taxes plus depreciation and amortization. TECfusions believes that this non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to TECfusions' financial condition and results of operations. Management of TECfusions does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. We have not reconciled the non-GAAP forward-looking information to their corresponding GAAP measures because we do not provide guidance for the various reconciling items such as provision for income taxes and depreciation and amortization, as certain items that impact these measures are out of our control or cannot be reasonably predicted without unreasonable efforts. You should review TECfusions' and its subsidiaries, financial statements, which will be included in Apex Treasury's proxy statement filings with the SEC, and not rely on any single financial measure to evaluate TECfusions' business. Other companies may calculate Net Income from Operations and other non-GAAP measures differently, and therefore TECfusion's Net Income from Operations and other non- GAAP measures may not be directly comparable to similarly titled measures of other companies.

TECFUSIONS INC. | CONFIDENTIAL 5 Business Overview of TECfusions TECfusions at a Glance What We Do • Design, build and lease AI-ready data centers through adaptive reuse of legacy industrial sites • Provide turnkey data center shell, cooling infrastructure and high-density, reliable power • Avoid providing the volatile, expensive and high-risk GPU/compute capacity layer • Serve hyperscalers and neo-cloud tenants requiring immediate, large-scale capacity • Operate a real estate landlord / developer business model with long- term contracted lease revenues Why We Win • Access to on-site power eliminates years of power grid interconnection delays • Adaptive reuse cuts construction timelines from 3–5 years to less than 6 months • Tax abatements and incentives at all sites reduce total development cost • Experienced management with proven ability to execute at scale and speed The Opportunity • AI compute demand is growing exponentially; power access is the critical limiting growth constraint • We believe only a handful of developers can deliver GW-scale capacity in rapid timeframes • TECfusions 3 GW+ portfolio under development positions the company to be among the largest U.S. data center developers • Access to public market debt and equity markets will accelerate site development and expansion into international markets

TECFUSIONS INC. | CONFIDENTIAL 6 TECFUSIONS INC. | CONFIDENTIAL 6 TECHNOLOGY ENVIRONMENT COMMUNITY T E C Integration of the latest cooling, power, and high- density configurations ensures immediate readiness and high performance. Through our 'Adaptive Reuse' strategy, we adopt environmentally friendly practices that align with corporate social responsibility goals while accelerating the deployment process. We demonstrate unwavering dedication to our local communities through active engagement as we continuously strive to be an ethical leader exceeding industry standards and delivering exceptional outcomes for our local communities.

TECFUSIONS INC. | CONFIDENTIAL 7 Market Overview Image for illustrative purposes only (AI-generated rendering) U.S. Data Center Market $126B → $277B 2025 → 2033 | 10.4% CAGR U.S. AI Data Center Market $35B → $167B 2025 → 2033 | 21.7% CAGR Key Demand Drivers AI Inference Expansion Inference workloads projected at ~2/3 of AI compute by end of 2026 (vs. 1/3 in 2023), driving sustained demand for low-latency, high- density colocation Persistent Supply Tightness 25.3 GW under construction across the Americas with ~89% pre-committed before delivery Power-Constrained Growth Record U.S. leasing expected in 2026; power availability is the primary bottleneck for site selection Source: https://www.grandviewresearch.com/industry-analysis/data-center-market-report https://www.deloitte.com/us/en/insights/industry/power-and-utilities/data-center-infrastructure-artificial-intelligence.html https://www.cbre.com/insights/reports/north-america-data-center-trends-h1-2025 https://www.cushmanwakefield.com/en/insights/americas-data-center-update

TECFUSIONS INC. | CONFIDENTIAL 8 3+ GW Capacity Buildout Over The Next Five Years Speed-to-Market Model Sustainability AI & HPC Ready Attractive Growth Profile Non-utility-dependent power leveraging on-site gas generation and other renewables High-density configurations purpose-built for GPU clusters, neocloud providers, and enterprise AI workloads Projected strong revenue growth trajectory with expanding margins as our data center portfolio scales and contracted capacity ramps Adaptive reuse of industrial facilities enables deployment in months vs. years — critical differentiator vs. greenfield Expanding portfolio across strategic U.S. locations with near-term capacity to serve hyperscalers and AI compute demand Experienced Management Proven operators with deep experience in data center development, power infrastructure, and capital markets 8 Image for illustrative purposes only (AI-generated rendering) Investment Opportunity Highlights

Business Combination – Illustrative Transaction Overview

TECFUSIONS

Transaction Highlights

Valuation	• TECfusions valuation of $4.0B • Transaction implies ~$4.2B pro-forma EV • Combined company to trade on Nasdaq – ticker "TECF"
Financing	• Assumed $35M common PIPE • Expected uses includes data center ramps on existing sites and further expansion
Structure	• TECfusions shareholders to rollover 100% of equity • Expected to hold ~89% of pro-forma equity (1) • Minimum cash at closing (prior to expenses) at least $45M
Expected Close	• During Q4 2026

Advisors & Counsel

Apex Treasury	**TECfusions**
Sidley Austin LLP	Revere Securities LLC | Paul Hastings LLP

(1) Pro forma TECfusions share count calculated based on rollover equity of $4.0 billion and a price of $10.00 per share.
(2) Pro forma PIPE investors share count calculated based on an estimated $35 million PIPE raise at $10.00 per share.
(3) Pro forma SPAC Public Shareholders share count is based on $344.7 million in gross cash proceeds (exclusive of an estimated PIPE raise), which converts into 34.47 million shares assuming $10.00 per share. Share count assumes no redemptions by Apex Treasury shareholders. Share count does not include any outstanding out-of-the-money warrants at $11.50 per share exercise price.
(4) SPAC Sponsor share count is based on 11,490,000 founder shares of Apex Treasury, assuming no redemptions or transfer of sponsor shares to institutional shareholders
(5) Assuming no redemptions.
(6) Assumed cash in trust at closing plus PIPE Investment proceeds after payment of estimated transaction expenses.

Estimated Sources & Uses ($ Millions)

SOURCES	
TECfusions Rollover Equity	$4,000
Cash in Trust (7)	$350
PIPE (8)	$35
Total Sources	**$4,385**
USES	
Equity to TECfusions	$4,000
Cash to Balance Sheet (6)	$360
Transaction Expenses (9)	$25
Total Uses	**$4,385**

Pro Forma Share Ownership

	Shares (Millions)	% Own.
TECfusions Inc (1)	400	89.0%
PIPE Investors (2)	3.50	0.8%
SPAC Public Shareholders (3)	34.47	7.6%
SPAC Sponsor (4)	11.49	2.6%



(7) Assumes estimated $350 million of cash proceeds from Apex Treasury's Trust at $10.00 per share. (8) Assumes $35 million PIPE raise.
(9) Includes estimated banker fees, Apex Treasury fees and TECfusions fees; excludes PIPE placement fees.

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TECFUSIONS INC. | CONFIDENTIAL 10 Competitive Positioning Slow + Grid-Dependent Traditional developers 12-24 mo. build cycles Fast + Vertically Integrated <6 mo. deployment | On-site power Slow + No Owned Infra No owned power / facilities Fast + Power-Only BTM (Behind-the-Meter) Power-as-a-Service Speed to Market → Infrastructure Independence TECFusions: <6 mo. deployment | On-site power generation | AI-ready high density ↑

TECFUSIONS INC. | CONFIDENTIAL 11 The TECfusions Portfolio Today Clarksville, VA First-to-Market AI Data Center PHASE 1 — 37 MW (Fully leased) 1 Power secured / entitled / design locked / equipment procured 2 Shell/civil built / MEP installed / energised 3 L1–L5 commissioned / operations accepted 4 IT deployed / IT burn-in 5 Live compute — fully leased PHASE 2 — 220 MW expansion (1) (2) 1 Power secured / entitled / design locked / equipment procured 2 Shell/civil built / MEP installed / energising — in progress 3 L1–L5 commissioned / operations accepted 4 IT deployed / IT burn-in 5 Live compute Tucson, AZ Neocloud Data Center PHASE 1 — 16 MW (Fully leased; additional 12 MW contracted) 1 Power secured / entitled / design locked / equipment procured 2 Shell/civil built / MEP installed / energized 3 L1–L5 commissioned / operations accepted 4 IT deployed / IT burn-in 5 Live compute — fully contracted PHASE 2 — 20 MW (2) expansion 1 Power secured (AZ grid) / entitled / design locked / equipment procured 2 Shell/civil built / MEP installed / energizing — in progress 3 L1–L5 commissioned / operations accepted 4 IT deployed / IT burn-in 5 Live compute New Kensington, PA (Keystone Connect) Flagship Adaptive Reuse Campus PHASE 1 — 2 MW (Fully leased; additional 10 MW contracted) 1 Power secured / ground lease executed / design locked / equipment deposits placed 2 Shell/civil — adaptive reuse underway / MEP design progressing 3 L1–L5 commissioned / operations accepted 4 IT deployed / IT burn-in 5 Live compute — 2MW Live / 10MW build out PHASES 2–5 — 3 GW (2) build plan (5-year pipeline to 2031) 1 Power secured (on-site) / site entitled / phasing design in progress 2 Shell/civil built / MEP installed / energised 3 L1–L5 commissioned / operations accepted 4 IT deployed / IT burn-in 5 Live compute — 3 GW pipeline, build-out to 2031 Complete In progress Not yet commenced (1) 42 MW currently under contract. (2) Based on management estimates as of the date of this presentation, which is preliminary and subject to significant risks of change.

TECFUSIONS INC. | CONFIDENTIAL 12 Fast & Vertical: Used Factory Plant Reconfiguration CORE CONCEPT TECfusions acquires and repurposes existing industrial buildings into sustainable, high-performance data centers—delivering faster deployment, lower environmental impact, and infrastructure that serves both the digital economy and local communities. Time & Cost Advantage • Time-to-Market: Our Adaptive Reuse model makes us significantly faster than average greenfield construction, driven by existing zoning, structural shell, and expected utility access • Capital Efficiency: significantly lower upfront CapEx vs. ground-up builds through reuse of existing site infrastructure • Permitting & Zoning: Industrial-zoned sites generally reduce entitlement risk, approval cycles, and environmental review complexity vs. greenfield parcels • Infrastructure in Place: Existing power corridors, utility easements, road access, drainage, and structural shells materially reduce scope, cost, and schedule risk Competitive Differentiation • Time-to-Market: Competitors typically optimize for scale over speed, accepting multi-year development cycles and higher upfront capital intensity • Multidisciplinary Due Diligence: Adaptive reuse demands integrated evaluation across engineering, power, environmental, zoning, and financial domains—capabilities many competitors are not structured to execute simultaneously • Target Portfolio: Focus on underutilized or legacy industrial properties in power-constrained or strategically emerging markets • Capital Deployment: Adaptive reuse allows TECfusions to deploy capital incrementally, matching supply with contracted demand while preserving balance-sheet efficiency We believe TECfusions competes where greenfield developers may have difficulties unlocking speed, capital efficiency, and scalability through its disciplined reuse of existing industrial infrastructure. Source: Management estimates.

TECFUSIONS INC. | CONFIDENTIAL 13 Fast & Vertical: On-Site Power Generation A HUGE DIFFERENTIATOR VS. COMPETITORS TECfusions integrates on-site power generation directly into its data center development model—structurally separating itself from many of the traditional operators that remain dependent on constrained utility grids. Power Economics • Predictable, contracted energy pricing; reduced exposure to congestion pricing, demand charges, and curtailment risk • Modular MW-block deployment aligned to leasing for rapid energization and scalable expansion • Integrated power + optimized cooling supports lower total delivered $/kW and improved operating leverage Reliability & Control • Utility-independent uptime and enterprise- grade SLAs for hyperscale and AI workloads • Reduced exposure to grid outages, congestion events, load shedding, and interconnection delays • Purpose-built turbine-led and microgrid- ready architectures with layered redundancy for always-on compute vs. Competitors • Most operators rely on grid power, subject to congestion, demand charges, and third- party interconnection timelines • New capacity constrained by multi-year utility queue backlogs and regional transmission approvals • TECfusions develops power, site, and facility as one integrated system—enabling faster energization and cost control

TECFUSIONS INC. | CONFIDENTIAL 14 Power Strategy: Grid-Dependent vs. TECfusions Integrated Model (1) Grid-Dependent Model Utility Grid Substation Data Center • Reliant on utility grid capacity • Long interconnection queues • Exposed to rate volatility • Limited scalability in constrained markets • Schedule risk tied to utility timelines TECfusions Integrated Model (1) On-Site Power Generation TECfusions Power Control Data Center Campus • On-site power owned & controlled • Grid as supplement, not dependency • Predictable energy costs • Faster deployment in constrained markets • Scalable capacity beyond grid queues TECfusions removes grid dependency by integrating on-site power—unlocking speed, cost control, and scalability that is difficult for traditional models to replicate. POWER AS A STRATEGIC ADVANTAGE vs. (1) Applicable model at New Kensington, PA (Keystone Connect) location

TECFUSIONS INC. | CONFIDENTIAL 15 Keystone Connect: TECfusions' Competitive Edge in Action REFERENCE DEPLOYMENTS TECfusions hosts a large tenant-owned GPU cluster (Clarksville, VA) and a large AMD-based AI deployment (Tucson, AZ)—a deployment where the client has contracted to duplicate at Keystone Connect. Expedited Deployment On-Site Power & Resilience Community Impact • 300 MW Phase I goal is to be operational in 18–24 months, with ambition to scale to up to 1.1 GW IT load • Phases 2-5: 5-year goal to achieve full build out of up to 3 GW (1) total • Adaptive reuse: Shuttered industrial site transformed into AI-ready campus— minimizing disruption • Significantly faster than the average greenfield construction via existing zoning, shell, and utility access • 675+ MW (2) potential tenant pipeline • Aiming to achieve 99.999% uptime via on- site natural gas-fired microgrids with layered redundancy • Significantly lower CapEx through turnkey microgrid integration vs. traditional builds • Grid-independent: Eliminates utility queue backlogs, congestion pricing, and interconnection delays • Clean energy aligned: Low-emission turbines supporting Pennsylvania clean energy goals under Title 17 • Resilient by design: Strengths during peak demand or outages, not vulnerabilities • Investment across construction, power generation, and tenancy • Construction jobs expected to be created in Years 1–2; with many permanent roles (avg. salary $85K+) • Significant expected annual economic impact at full build-out, bolstering tax revenue for schools and infrastructure • Focused on domestic sourcing of Transformers, HVAC, immersion cooling— stimulating Pennsylvania fabrication • Brownfield reuse: Preserving Pennsylvania landscapes while fostering local manufacturing sectors Keystone Connect: America-first power, AI-ready infrastructure, and record deployment speed—keeping critical compute on American soil. (1) Based on management estimates of anticipated power capacity to be built within the next 5 years. (2) Based on management estimates of contracts with potential tenants which may be executed within the next 2 years as of the date of this presentation. This estimate is preliminary and subject to significant risks of change.

TECfusions — A Differentiated, Competitive Player

TECFUSIONS

Infrastructure	Commercial Edge & Customer Traction	Market & Location
Strong Data Center Experience Operational at 3 U.S. sites Management experience	**Contracts with Key Industry Players** 1 GW anchor tenant with right-of-first-refusal; Existing leases with two leading companies	**Strategic Hubs** Sites in Virginia, Arizona and Pennsylvania
Scalable Data Centers 3+ GW pipeline enables economies of scale; expected to attract large premium tenants	**Flexible Offerings and Scalability** Shell, colocation and turnkey options for hyperscalers and neoclouds	**Reliable Power** Data centers can operate entirely from on-site power; supports 24x7 compute
AI-optimized, High-density Liquid cooling and modular configs for hyperscale AI compute	**Execution Credibility** Clarksville built and revenue-generating in just 3 months; proven at speed	**Favorable Regulation** Virginia, Arizona and Pennsylvania state governments actively support AI data center buildout
Government Relationships Department of Energy and state governments focused on data center opportunities	**Sales Relationships** Experienced CRO leading hyperscale leasing and enterprise sales	**Stable Environment** Tax abatements, incentives and long-term contracted revenues reduce risk.

Source: TECFusions Company materials.

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TECFUSIONS INC. | CONFIDENTIAL 17 SPAC Management Team Apex Treasury Corp. (Nasdaq: APXT) Ajmal Rahman Chairman of the Board & Co-CEO 30+ years in global financial markets. Former MD & Regional Head, Merrill Lynch Asia ECM. Led $20B+ in equity transactions. M.A. Law, University of Cambridge Hugh Cochrane Co-Chief Executive Officer 30+ years spanning finance, technology & blockchain. Co-founded Cryptogon EOS LP (London's first blockchain VC fund). B.A., Government & Foreign Affairs, University of Virginia Paul Sykes Chief Financial Officer 30+ years in public & private company finance. Former CFO of Springbig Holdings (led de-SPAC merger, $50M+ equity financing). B.Sc. Economics (First Class), Univ. of Leicester; ICAEW, ACT James McNaught-Davis Head of Mergers & Acquisitions 35+ years in M&A, PE & corporate development. Former MD/Partner at Warburg Pincus. Led €280M clean tech PE funds at WHEB. M.B.A., Wharton School; M.A., University of Cambridge

TECFUSIONS INC. | CONFIDENTIAL 18 Experienced data center veterans driving innovation, growth, and value creation DM Denis Minihane Chief Executive Officer Irish-born and internationally experienced business leader with over 33 years spanning government service, the private sector, and multinational enterprise. Beginning his career in the Irish government—where he was recognized as one of the youngest employees appointed—he has built a strong foundation at the intersection of policy and public service. Andrea Judkins President 35 years of comprehensive achievements within Business, Financial, Process and Entrepreneurial platforms. Focused on keeping the organization running smoothly by overseeing daily operations and ensuring internal systems work efficiently, translating executive strategy into practical policies, processes, and cross-department coordination. Paul Sykes Chief Financial Officer (designate) MH Mark Hamilton Chief Operating Officer Brings over three decades of experience as a senior leader with a demonstrated history of working in the digital infrastructure industry. Skilled in IT Service Management, Data Center Management, Engineering, and Cross- functional Team Leadership. ST Meytal Cohen Marco Chief Legal Officer Licensed in New York and Israel with over 20 years of experience leading legal departments for multinational corporations. Deep expertise in corporate law, cross-border transactions, complex commercial contracts, litigation, and regulatory compliance. Her career spans energy, financial services, manufacturing, construction, and infrastructure. SH Steve Hackenburg Chief Revenue Officer Brings more than 20 years of experience across the global data center and digital infrastructure ecosystem. Began his career with the Uptime Institute and has since held senior leadership roles spanning hyperscale leasing, enterprise sales, and critical supply-chain strategy. ED Eric Daniels Chief Engineering Officer Over two decades of professional leadership in Electrical Design, Construction, and Operational Management of data centers and critical facilities. He has designed hyperscale data centers for multiple "household name" technology companies across the country. Key skills include high- and medium-voltage power generation and distribution. AJ . TECfusions Leadership Team Over 30 years of experience spanning public and private companies, with deep expertise in IPOs, mergers and acquisitions, structured finance, and international financial leadership . Currently serves as CFO of Apex Treasury Corp. and previously served as CFO of Nasdaq-listed Springbig Holdings; dmg information, the technology division of London stock exchange listed DMGT plc and as Group Treasurer at EMAP plc

TECFUSIONS INC. | CONFIDENTIAL 19 Founder Significant experience in power and data center development Simon Tusha Founder Professional Background Simon Tusha brings over two decades of data center expertise spanning across five continents, with senior roles at leading global technology and infrastructure organizations. TECfusions, Founder, 2023–present. Founded to convert under utilized industrial assets into AI-ready, power-generating data center campuses. Defined the strategy for on-site generation and adaptive reuse across a 30+ site global portfolio, drawing on 20+ years of sector experience and 1,500+ completed data center projects. True Data Centers/Tusha & Associates, Owner/Founder, 2011–present. Consultancy delivering management, sales and design services to major data center operators. Active in enterprise and government infrastructure development. Quality Technology Services, LLP, Chief Technology Officer, 2009–2011. Corporate officer driving brand growth, business development, M&A, real estate and equity financing. Led data center development program that grew company valuation from $300M to over $1.3B. Google, International Director, Strategic Development, 2007–2009. Directed mergers, acquisitions and development projects for Google's global data center infrastructure. Negotiated major commercial transactions with utilities, governments and landowners across North America, Latin America, Europe, the Middle East, Asia and Australia. Mission Critical Enterprises Inc., Founder & CEO, 2000–2007. Data center architecture and design firm. Executed strategic projects spanning acquisition, development, capital formation, joint ventures, technology licensing, site selection and major real estate transactions. "The key is to align engineering and energy usage with the actual needs of the client. By mapping out energy consumption to what is being delivered to the end user, we can design more efficient systems that not only meet operational demands but also drive sustainability forward. It's about understanding the big picture and recognizing that working together will benefit both the industry and the communities we serve." (CIOinfluence) See Risk Factors on Slide 22

TECFUSIONS INC. | CONFIDENTIAL 20 Summary Power, Cooling & Space TECfusions provides power, cooling and space to the high-growth AI Data Center market, serving hyperscalers and neo-cloud tenants requiring immediate, large-scale capacity. Strong U.S. Government Support The Trump administration has provided strong policy support for AI as a national strategic priority, including invoking the Defense Production Act of 1950 (April 2026) to finance large-scale energy assets. Key TECfusions Differentiators Adaptive reuse model, proven speed-to- market capability, and proprietary access to established on-site power — eliminating years of grid interconnection delays. Proven Management Team Experienced leadership with a proven track record of executing at scale and speed across three operational U.S. data center locations, including Kensington Connect — one of the largest data center projects in the continental U.S. Attractive Financial Profile (1) Compelling growth trajectory with positive Net Income from Operations targeted from 2028 and $1.5B+ Net Income from Operations within a 3-year timeline, underpinned by long- term contracted lease revenues. (1) See assumptions on Slide 25

TECFUSIONS INC. | CONFIDENTIAL 21 Risk Factors Risks Relating to the Business Combination • TECfusions's business relationships may be subject to disruption due to uncertainty associated with the business combination • Third parties may terminate or alter existing contracts or relationships with TECfusions • Completion of the business combination is subject to certain conditions and if these conditions are not satisfied, waived or fulfilled in a timely manner, the business combination may be delayed or not completed within the anticipated timeframe or at all. • After completion of the business combination, TECfusions may fail to realize the anticipated benefits of the business combination. • The historical financials of TECfusions as provided in this presentation may not be an indication of the future financial condition or results of operations of TECfusions following the consummation of the business combination. • The financial forecasts are based on various assumptions that may not be realized. • Failure to complete the business combination could negatively impact the stock price and the future business and financial results of TECfusions. • Potential litigation against TECfusions could result in substantial costs, an injunction preventing the completion of the business combination and/or a judgment resulting in the payment of damages. Risks Relating to TECfusions • The construction of the TECfusions data centers involves significant risks and uncertainties. • The TECfusions data centers are subject to complex governmental regulation, including environmental regulation, and may subject TECfusions to monetary penalties. • TECfusions has a limited number of suppliers for significant components of the equipment it uses to build and operate its platform and provide its solutions and services. Any disruption in the availability of these components could delay TECfusions' ability to expand or increase the capacity of its infrastructure or replace defective equipment. • If TECfusions' data center providers fail to meet the requirements of its business, or if the data center facilities experience damage, interruption, or a security breach, TECfusions' ability to provide access to its infrastructure and maintain the performance of its network could be negatively impacted. • A substantial portion of TECfusions' revenue is driven by a limited number of its customers, and the loss of, or a significant reduction in, spend from one or a few of its top customers would adversely affect TECfusions' business, operating results, financial condition, and prospects. • If TECfusions fails to efficiently enhance its platform and develop and sell new solutions and services and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, TECfusions' platform may become less competitive. • The broader adoption, use, and commercialization of artificial intelligence ("AI") technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Failure by TECfusions' ability to keep up with evolving AI technology requirements and regulatory frameworks, could have a material adverse effect on TECfusions' business, operating results, financial condition, and prospects. • TECfusions' operations require substantial capital expenditures, and it will require additional capital to fund its business and support its growth, and any inability to generate or obtain such capital on acceptable terms, if at all, or to lower our total cost of capital, may adversely affect TECfusions' business, operating results, financial condition, and prospects. • TECfusions' substantial indebtedness could materially adversely affect its financial condition, its ability to raise additional capital to fund its operations, its ability to operate its business, its ability to react to changes in the economy or its industry, its ability to meet its obligations under its outstanding indebtedness and could divert its cash flow from operations for debt payments, and it may still incur substantially more indebtedness in the future. • TECfusions' reputation, business and results of operations may be adversely affected by its founder's and majority shareholder's prior criminal convictions and alleged misconduct.

TECFUSIONS INC. | CONFIDENTIAL 22 Risk Factors Risks Relating to the SPAC • As a result of becoming a public company, TECfusions will be obligated to develop and maintain proper and effective internal controls over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act. TECfusions may not complete its analysis of its internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in TECfusions and, as a result, the value of TECFusions' shares. • The JOBS Act will allow TECfusions to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information TECfusions provides in its reports filed with the SEC. TECfusions cannot be certain if this reduced disclosure will make its ordinary shares less attractive to investors. • The requirements of being a public company may strain TECfusions' resources and distract its management, which could make it difficult to manage the business, particularly after TECfusions is no longer an "emerging growth company". • If there are substantial redemptions, there will be a lower float of TECfusions' common stock outstanding, which may cause further volatility in the price of TECfusions' securities and adversely impact TECfusions' ability to secure financing following the closing of the business combination • Securities of companies formed through SPAC mergers such as the proposed transaction may experience a material decline in price relative to the share price of the SPAC prior to the merger. • The valuation of TECfusions in the business combination agreement will be subject to market factors after the shares of the resulting issuer are listed on the NASDAQ stock exchange, and there is no guarantee that the trading price of the shares will not fall. • An active, liquid trading market for TECfusions' common stock may not develop, which may limit your ability to sell your shares. • If securities or industry analysts do not publish research or reports about TECfusions' business, if the publish unfavorable research or reports, or adversely change their recommendations regarding TECfusions' common stock or if its results of operations do not meet their expectations, TECfusions' stock prices and trading volume could decline. • TECfusions has broad discretion to use the proceeds from the proposed transaction, and its investment of those proceeds may not yield a favorable return. • TECfusions could be subject to securities class action litigation. • Apex Treasury, officers and directors of the SPAC (the "SPAC Board") have agreed to vote in favor of the proposed business combination, regardless of how the SPAC's public shareholders vote. • Apex Treasury, certain members of the SPAC Board and certain officers of the SPAC have interests in the proposed business combination that are different from or are in addition to public shareholders, which may include direct or indirect ownership of the SPAC's founder shares and/or private placement units, each of which will lose their value if a business combination is not consummated. • Apex Treasury and the SPAC Board have potential conflicts of interest in recommending that shareholders vote in favor of approval of the proposed business combination proposal and approval of the other proposals in connection therewith. • The SPAC's shareholders will experience dilution as a consequence of the proposed business combination • Apex Treasury, the SPAC Board, officers, advisors and their affiliates may elect to purchase shares or rights from public shareholders of the SPAC, which may influence the vote on the proposed business combination and reduce the public "Float" of the SPAC shares. • There is no certainty that the closing conditions to the proposed business combination are satisfied, and the SPAC and/or TECfusions may waive one or more of the closing conditions to the proposed business combination • The business combination agreement may be terminated upon the occurrence of certain events and circumstances.

TECFUSIONS INC. | CONFIDENTIAL 23 APPENDIX Supporting Materials

TECFUSIONS INC. | CONFIDENTIAL 24 TECfusions : 3-Year Financial Forecast 2026 $110M Total Revenue 2027 $289M Total Revenue 2028 $2.14B Total Revenue $4.81B $6.77B Total Expenses ($23M) Net Income ($20M) Interest Expense ($66M) D&A ($41M) Net Income from Operations $87M Total Expenses ($47M) Net Income ($10M) Interest Expense ($145M) D&A ($107M) Net Income from Operations $242M Total Expenses ($252M) Net Income $189M Interest Expense ($1.0B) D&A ($681M) Net Income from Operations $1.88B ($652M) ($1.02B) Key assumptions • Revenue is primarily derived from recurring monthly fees based on the quantum of power per client at a fixed price per kW, with annual escalators and subject to multi-year contractual obligations. • Additional revenue is assumed to be derived through the build out of compute capacity and is assumed to be placed in service with the addition of 42 MW during 2026, a further 350 MW during 2027 and a further 1,045 MW during 2028. These expansions are factored into the revenue forecast during various points during each year. • At the end of 2026, 2027 and 2028 the total capacity in service, and generating revenue, is assumed to be 92 MW, 422 MW and 1,467 MW respectively. • Additional revenue is assumed to accrue from having an on-site power plant operating at New Kensington from Q4 '27 onwards and is assumed to contribute approximately $0.5B in revenue during 2028. • Capital expenditures, incurred to build out the additional capacity, including the New Kensington power plant, are assumed to be $1.4B, $16.9B and $16.1B in each of 2026, 2027 and 2028, respectively, and are assumed to be debt financed with annual interest rates in the range of approximately 6% to 13%. • The capitalized data center infrastructure costs and power plant costs are assumed to be depreciated over the estimated useful life of 25 years. Key risks • TECfusions may be unable to expand capacity at the pace forecasted, in which case revenue may be be less than forecast. • TECfusions may be unable to secure the cash required to adequately fund its capital expenditure requirements on terms acceptable to TECfusions, at the assumed interest rates, noted, or at all. • TECfusions may be unable to acquire customers to occupy its data centers on terms subject to the above assumptions, or at all, which would materially affect projected revenue.